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CUSIP No. 879101103                SCHEDULE 13G           Page  9 of 11 Pages


                                    EXHIBIT 1

                             AGREEMENT TO FILE JOINT
                           STATEMENTS ON SCHEDULE 13G


      THIS AGREEMENT is entered into as of the 9th day of January, 2003 by and between Natinco, S.A., a company organized under the laws of Luxembourg, and Stirling Trustees Limited, a company organized under the laws of Jersey (the "Trustee"), as trustee of the Natinec Trust (the "Natinec Trust") under The Natinec Settlement Trust Deed dated January 9, 2003 (the "Trust Deed").

                               W I T N E S S E T H

      WHEREAS, Natinco and the Trustee may each be deemed to hold beneficial ownership of more than five percent of the shares of the Common Stock of Tekelec, a California corporation (the "Common Stock"), as of the date hereof;

      WHEREAS, the Common Stock has been registered by Tekelec under Section 12(g) of the Securities Exchange Act of 1934 (the "Act");

      WHEREAS, pursuant to Rule 13d-1 under the Act, any person who holds more than five percent of such a class of registered equity securities is, under certain circumstances, permitted and/or required to file with the Securities and Exchange Commission a statement on Schedule 13G; and

      WHEREAS, Rule 13d-1(f) under the Act provides that, whenever two or more persons are permitted to file a statement on Schedule 13G with respect to the same securities, only one such statement need be filed, provided such persons agree in writing that such statement is filed on behalf of each of them.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

      Natinco and the Trustee each hereby agree, in accordance with Rule 13d-1(f) under the Act, to file jointly any and all statements and amended statements on Schedule 13G (the "Statements") which may now or hereafter be required to be filed by them with respect to the Common Stock beneficially owned or deemed to be beneficially owned by each of them pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder.

      Natinco and the Trustee each hereby agree that such Statements shall be filed jointly on behalf of each of them, and that a copy of this Agreement shall be filed as an exhibit thereto in accordance with Rule 13d-1(f)(iii) under the Act.

      This Agreement may be executed in counterparts which together shall constitute one agreement.

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CUSIP No. 879101103                SCHEDULE 13G           Page  10 of 11 Pages



      IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be signed on their behalf by their duly authorized representatives as of the date first above written.

                                    NATINCO, S.A.


                                    By:   /s/ John Seil
                                       -----------------------------------------

                                    Print Name:    John SEIL
                                               ---------------------------------

                                    Title:   Director
                                          --------------------------------------


                                    By:   /s/ Pierre Lentz
                                       -----------------------------------------

                                    Print Name:    Pierre LENTZ
                                               ---------------------------------

                                    Title:   Director
                                          --------------------------------------


                                    STIRLING TRUSTEES LIMITED,
                                    as Trustee of the Natinec Trust under The
                                    Natinec Settlement Trust Deed dated January
                                    9, 2003


                                    By:   /s/ Paul W. Elliott
                                       -----------------------------------------

                                    Print Name:    Paul W. Elliott
                                               ---------------------------------

                                    Title:  Director
                                          --------------------------------------